Exhibit 99.1
American Healthcare REIT Declares Fourth Quarter 2024 Distribution

IRVINE, Calif., December 18, 2024 -- American Healthcare REIT, Inc. (NYSE: AHR) announced today that its board of directors has declared a quarterly distribution of $0.25 per share for the quarter ending December 31, 2024. The distribution will be payable in cash on or about January 17, 2025, to all holders of record of its common stock as of the close of business on December 31, 2024.
About American Healthcare REIT, Inc.
American Healthcare REIT, Inc. is a self-managed real estate investment trust that acquires, owns and operates a diversified portfolio of clinical healthcare real estate properties, focusing primarily on senior housing, skilled nursing facilities, outpatient medical buildings and other healthcare-related facilities. Its properties are located in the United States, the United Kingdom and the Isle of Man.
SOURCE American Healthcare REIT, Inc.
Investor Contact:
Alan Peterson
VP, Investor Relations & Finance
(949) 270-9200
investorrelations@ahcreit.com

Media Contact:
Damon Elder
Spotlight Marketing Communications
(949) 427-1377
damon@spotlightmarcom.com